
<ARTICLE> 6

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               JUN-30-2000
<INVESTMENTS-AT-COST>                           161217
<INVESTMENTS-AT-VALUE>                          212018
<RECEIVABLES>                                     4419
<ASSETS-OTHER>                                       0
<OTHER-ITEMS-ASSETS>                             51194
<TOTAL-ASSETS>                                  267631
<PAYABLE-FOR-SECURITIES>                          5779
<SENIOR-LONG-TERM-DEBT>                              0
<OTHER-ITEMS-LIABILITIES>                        10577
<TOTAL-LIABILITIES>                              16356
<SENIOR-EQUITY>                                      0
<PAID-IN-CAPITAL-COMMON>                             0
<SHARES-COMMON-STOCK>                            10051
<SHARES-COMMON-PRIOR>                             8532
<ACCUMULATED-NII-CURRENT>                            0<F1>
<OVERDISTRIBUTION-NII>                               0
<ACCUMULATED-NET-GAINS>                              0
<OVERDISTRIBUTION-GAINS>                             0
<ACCUM-APPREC-OR-DEPREC>                         52899
<NET-ASSETS>                                    251275
<DIVIDEND-INCOME>                                  116
<INTEREST-INCOME>                                 1561
<OTHER-INCOME>                                       0
<EXPENSES-NET>                                    1137
<NET-INVESTMENT-INCOME>                            540
<REALIZED-GAINS-CURRENT>                         61343
<APPREC-INCREASE-CURRENT>                      (17018)
<NET-CHANGE-FROM-OPS>                            44865
<EQUALIZATION>                                       0
<DISTRIBUTIONS-OF-INCOME>                            0
<DISTRIBUTIONS-OF-GAINS>                             0
<DISTRIBUTIONS-OTHER>                             7939<F2>
<NUMBER-OF-SHARES-SOLD>                             42
<NUMBER-OF-SHARES-REDEEMED>                        318<F3>
<SHARES-REINVESTED>                               1795<F3>
<NET-CHANGE-IN-ASSETS>                           37976
<ACCUMULATED-NII-PRIOR>                              0
<ACCUMULATED-GAINS-PRIOR>                            0
<OVERDISTRIB-NII-PRIOR>                              0
<OVERDIST-NET-GAINS-PRIOR>                           0
<GROSS-ADVISORY-FEES>                                0
<INTEREST-EXPENSE>                                   0
<GROSS-EXPENSE>                                   1137
<AVERAGE-NET-ASSETS>                            255938
<PER-SHARE-NAV-BEGIN>                            25000
<PER-SHARE-NII>                                      0<F4>
<PER-SHARE-GAIN-APPREC>                              0<F4>
<PER-SHARE-DIVIDEND>                                 0<F4>
<PER-SHARE-DISTRIBUTIONS>                            0<F4>
<RETURNS-OF-CAPITAL>                                 0<F5>
<PER-SHARE-NAV-END>                              25000
<EXPENSE-RATIO>                                   0.89

<F1>This item is not applicable to financial statements of
a Partnership.
<F2>This amount represents repurchases of Units.
<F3>The Fund allocates additional units at the
close of each fiscal period in order to maintain a $25,000 price per unit. This is the amount shown here as reinvested.
<F4>These are not meaningful for the Partnership.
<F5>No amounts are shown here as they may be misleading.
The returns vary depending on when a partner invested.

